EXHIBIT 4.2


                                                                  EXECUTION COPY


                          THE MONEY STORE TRUST 1998-C


                                 TRUST AGREEMENT


                                      among

                          THE ORIGINATORS LISTED HEREIN
                                   Originators


                                       and


                          CHASE MANHATTAN BANK DELAWARE
                                  Owner Trustee


                           Dated as of August 31, 1998

                                TABLE OF CONTENTS
                                                                            Page
                             ARTICLE I - DEFINITIONS

SECTION 1.1. Capitalized Terms ..............................................1
SECTION 1.2. Other Definitional Provisions ..................................4

                            ARTICLE II - ORGANIZATION

SECTION 2.1. Name ...........................................................5
SECTION 2.2. Office .........................................................5
SECTION 2.3. Purposes and Powers ............................................5
SECTION 2.4. Appointment of Owner Trustee ...................................6
SECTION 2.5. Initial Capital Contribution of Trust Estate ...................6
SECTION 2.6. Declaration of Trust ...........................................6
SECTION 2.7. Transfer of Interest to the Holder of the Special Interest;
             Liability of the Holder of the Special Interest.................7
SECTION 2.8. Title to Trust Property ........................................7
SECTION 2.9. Situs of Trust .................................................8
SECTION 2.10.Representations and Warranties of the Originators ..............8
SECTION 2.11.Voting Interest ................................................9
SECTION 2.12.Federal Income Tax Allocations ................................10
SECTION 2.13.Investment Company ............................................10

            ARTICLE III - TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1. Initial Ownership .............................................11
SECTION 3.2. The Trust Certificates ........................................11
SECTION 3.3. Authentication of Trust Certificates ..........................11
SECTION 3.4. Registration of Transfer and Exchange of Trust Certificates ...12
SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Trust Certificates .......12
SECTION 3.6. Persons Deemed Certificateholders .............................13
SECTION 3.7. Access to List of Certificateholders' Names and Addresses .....13
SECTION 3.8. Appointment of Authenticating Agent ...........................14
SECTION 3.9. Appointment of Paying Agent ...................................14
SECTION 3.10.Restrictions on Transfer ......................................14
SECTION 3.11.[Reserved] ....................................................16
SECTION 3.12.Disposition by the Holder of the Special Interest .............16

                      ARTICLE IV - ACTIONS BY OWNER TRUSTEE

SECTION 4.1. Prior Notice to Owners with Respect to Certain Matters ........17
SECTION 4.2. Action by Holder of the Voting Interest with Respect to
             Certain Matters................................................18
SECTION 4.3. Action by Holder of Voting Interest with Respect to
             Bankruptcy.....................................................18
SECTION 4.4. Restrictions on Power .........................................19
SECTION 4.5. Control by Holder of the Voting Interest ......................19
SECTION 4.6. Execution of Documents ........................................19

             ARTICLE V - APPLICATION OF TRUST FUNDS: CERTAIN DUTIES

SECTION 5.1. Establishment of Certificate Distribution Account .............20
SECTION 5.2. Application of Funds in Certificate Distribution Account ......20
SECTION 5.3. [Reserved.] ...................................................21
SECTION 5.4. Method of Payment .............................................21
SECTION 5.5. No Segregation of Monies; No Interest .........................21
SECTION 5.6. Accounting and Reports to the Noteholders,
             Certificateholders, the Internal Revenue Service and Others....22
SECTION 5.7. Signature on Returns; Tax Matters Partner .....................22

               ARTICLE VI - AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1. General Authority .............................................22
SECTION 6.2. Action upon Instruction .......................................23
SECTION 6.3. No Duties Except as Specified in this Agreement or in
             Instructions...................................................24
SECTION 6.4. No Action Except under Specified Documents or Instructions ....25
SECTION 6.5. Restrictions ..................................................25
SECTION 6.6. Notice of Default Under Indenture .............................25

                   ARTICLE VII - CONCERNING THE OWNER TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties ...............................25
SECTION 7.2. Furnishing of Documents .......................................27
SECTION 7.3. Representations and Warranties ................................27
SECTION 7.4. Reliance; Advice of Counsel ...................................27
SECTION 7.5. Not Acting in Individual Capacity .............................28
SECTION 7.6. Owner Trustee Not Liable for Trust Certificates or Loans ......28
SECTION 7.7. Owner Trustee May Own Trust Certificates and Series 1997-
             C Notes........................................................29
SECTION 7.8. Payments from Owner Trust Estate ..............................29
SECTION 7.9. Doing Business in Other Jurisdictions .........................29

                  ARTICLE VIII - COMPENSATION OF OWNER TRUSTEE

SECTION 8.1. Owner Trustee's Fees and Expenses .............................29
SECTION 8.2. Indemnification ...............................................30
SECTION 8.3. Payments to the Owner Trustee .................................30
SECTION 8.4. Non-recourse Obligations ......................................30

                ARTICLE IX - DISSOLUTION AND TERMINATION OF TRUST

SECTION 9.1. Termination of Trust Agreement ................................31

               ARTICLE X - SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
                                 OWNER TRUSTEES

SECTION 10.1.Eligibility Requirements for Owner Trustee ....................32
SECTION 10.2.Resignation or Removal of Owner Trustee .......................32
SECTION 10.3.Successor Owner Trustee .......................................33
SECTION 10.4.Merger or Consolidation of Owner Trustee ......................34
SECTION 10.5.Appointment of Co-Trustee or Separate Indenture Trustee .......34
SECTION 10.6.Resignation or Removal of Owner Trustee .......................35

                           ARTICLE XI - MISCELLANEOUS

SECTION 11.1.Supplements and Amendments ....................................36
SECTION 11.2.No Legal Title to Owner Trust Estate in Certificateholders ....37
SECTION 11.3.Limitations on Rights of Others ...............................38
SECTION 11.4.Notices .......................................................38
SECTION 11.5.Severability ..................................................38
SECTION 11.6.Separate Counterparts .........................................39
SECTION 11.7.Successors and Assigns ........................................39
SECTION 11.8.[Reserved.] ...................................................39
SECTION 11.9.No Petition ...................................................39
SECTION 11.10.No Recourse...................................................39
SECTION 11.11.Headings......................................................39
SECTION 11.12.Governing Law.................................................39
SECTION 11.13.The Note Insurer..............................................40
SECTION 11.14.Servicer......................................................40


EXHIBITS

Exhibit A         Form of Trust Certificate
Exhibit B         Form of Certificate of Trust
Exhibit C         Form of Investment Letter
Annex I           List of Originators

     TRUST AGREEMENT dated as of August 31, 1998 among the Originators listed on Annex I hereto, and Chase Manhattan Bank Delaware, as Owner Trustee.

                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.1. CAPITALIZED TERMS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

     "Authenticating Agent" shall mean any authenticating agent or co-authenticating agent appointed pursuant to Section 3.8 and shall initially be The Chase Manhattan Bank.

     "Bank" shall mean Chase Manhattan Bank Delaware, or any successor thereto, in its individual capacity.

     "Basic Documents" shall mean the Sale and Servicing Agreement, the Indenture, the Note Depository Agreement, the Certificate of Trust, this Trust Agreement, the Insurance Agreement, the Spread Account Agreement and the other documents and certificates delivered in connection therewith.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE ss. 3801 eT SEq., as the same may be amended from time to time.

     "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.

     "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.1.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration; or at such other address as the Owner Trustee may designate by notice to the Certificateholders, the Note Insurer and the Representative, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and the Representative).

     "Delaware Trustee" shall have the meaning assigned to such term in Section 10.1.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Expenses" shall have the meaning assigned to such term in Section 8.2.

     "Holder" or "Certificateholder" shall mean the Person in whose name a Trust Certificate is registered on the Certificate Register and the Holder of the Special Interest.

     "Holder of the Special Interest" shall mean First Union National Bank, a national banking association.

     "Holder of the Voting Interest" shall mean Norwest Bank Minnesota, National Association, and any permitted successor, assignee or transferee thereof.

     "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.2.

     "Indenture" shall mean the Indenture dated as of August 31, 1998 between the Trust and The Bank of New York, as Indenture Trustee, as the same may be amended or supplemented from time to time.

     "Indenture Trustee" shall mean The Bank of New York, as Indenture Trustee under the Indenture, or any successor thereto.

     "Insurance Agreement" shall mean the agreement dated as of September 1, 1998 among the Note Insurer, The Money Store Inc., the Originators, First Union National Bank, as Custodian, and the Indenture Trustee, as amended from time to time by the parties thereto.

     "Loan" shall have the meaning set forth in the Sale and Servicing
Agreement.

     "Note Depository Agreement" shall mean the agreement among the Trust, the Indenture Trustee, the Servicer and The Depository Trust Company, as the initial Clearing Agency, dated as of one Business Day prior to the Closing Date, relating to the Series 1998-C Notes, as the same may be amended or supplemented from time to time.

     "Note" shall mean a Class AF-1 Adjustable Rate Note, Class AF-2 Auction Rate Note or Class AV Adjustable Rate Note issued by The Money Store Trust 1998-C pursuant to the Indenture dated as of August 31, 1998 between The Money Store Trust 1998-C and The Bank of New York, as Indenture Trustee.

     "Note Insurance Policy" shall mean, collectively, the note insurance guaranty policies relating to the Notes of Pool I and Pool II, each dated the Closing Date and issued by the Note Insurer for the benefit of the Holders of the Notes of the related Pool.

     "Note Insurer" shall mean MBIA Insurance Corporation, a New York stock insurance corporation, or any successors thereof, as issuer of the Note Insurance Policy.

     "Originator" shall mean each entity listed on Annex I attached hereto.

     "Ownership Percentage" shall mean with respect to any Certificateholder, the proportion (expressed as a percentage) of the aggregate beneficial ownership interests in the Trust held of record by such Certificateholder, as evidenced by such Holder's Certificates.

     "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Sale and Servicing Agreement.

     "Owner Trustee" shall mean Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 and shall initially be The Chase Manhattan Bank.

     ` "Rate Agreement" shall mean the interest rate agreement dated September 17, 1998 between Merrill Lynch Derivative Products AG and The Money Store Inc., which was assigned to the Trust on the Closing Date, pursuant to which Supplemental Interest Payments (as defined in the Sale and Servicing Agreement) are required to be paid, as amended from time to time by the parties thereto.

     "Record Date" shall mean, with respect to any Remittance Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date.

     "Representative" shall mean The Money Store Inc., a New Jersey corporation, as Representative of the Originators, and, its successors and assigns.

     "Responsible Officer" shall mean, when used with respect to the Owner Trustee, any officer assigned to the Corporate Trust Office of the Owner Trustee, including any Vice President, any Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers or any agent acting under a power of attorney from the Owner Trustee, having responsibility for the administration of this Trust Agreement, as the case may be, and also, with respect to a particular matter relating to the Trust, any other officer of the Owner Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter. Any notice given to the Owner Trustee at the address and in the manner specified in Section 11.4 hereof shall be deemed to be given to a Responsible Officer.

     "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of August 31, 1998, among the Trust, the Originators listed therein and The Money Store Inc., as Representative and Servicer, as the same may be amended and supplemented from time to time.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Series 1998-C Notes" shall mean The Money Store Trust 1998-C Asset Backed Notes, Series 1998-C, Class AF-1, Class AF-2 and Class AV.

     "Servicer" means The Money Store Inc., a New Jersey corporation, or any successor servicer under the Sale and Servicing Agreement.

     "Special Interest" shall have the meaning assigned to such term in Section 2.7.

     "Spread Account Agreement" shall mean the Spread Account Agreement dated as of September 29, 1998 between First Union National Bank and the Indenture Trustee, as the same may be amended or supplemented from time to time.

     "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean the trust established by this Agreement.

     "Trust Certificate" shall mean a Certificate.

     "Voting Interest" shall have the meaning assigned to such term in Section 2.11.

     SECTION 1.2. OTHER DEFINITIONAL PROVISIONS. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

     All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II.

                                  ORGANIZATION

     SECTION 2.1. NAME. The name of the Trust created hereby shall be "The Money Store Trust 1998-C", in which name the Owner Trustee, on behalf of the Trust, shall have power and authority, and is hereby authorized and empowered, to engage in the transactions contemplated hereby, conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.2. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders, the Note Insurer and the Representative.

     SECTION 2.3. PURPOSES AND POWERS. (a) The purpose of the Trust is, and the Trust shall have the power and authority, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered in the name and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust to engage in the following activities:

          to execute, deliver and issue the Series 1998-C Notes pursuant to the Indenture and to authorize, execute, authenticate, issue and deliver the Trust Certificates, the Special Interest and the Voting Interest pursuant to this Agreement, and to sell the Series 1998-C Notes, the Trust Certificates, the Special Interest and the Voting Interest;

          with the proceeds of the sale of the Series 1998-C Notes and the Trust Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Originators pursuant to the Sale and Servicing Agreement;

          to acquire, receive and accept from time to time the Owner Trust Estate, and to assign, grant, transfer, pledge, mortgage and convey the Trust Estate (including the Collateral) pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          to enter into, execute, deliver, file and perform its obligations under the Basic Documents;

          to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          subject to compliance with the Basic Documents to which the Trust is a party, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

     SECTION 2.4. APPOINTMENT OF OWNER TRUSTEE. The Originators hereby appoint the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers, authority, authorization and duties set forth herein.

     SECTION 2.5. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Originators hereby sell, assign, transfer, convey and set over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Originators, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Originators shall pay all organizational expenses of the Trust as they may arise.

     SECTION 2.6. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents to which the Trust is a party. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership if, for federal income tax purposes, the Trust is considered to have more than one Certificateholder, or as a division of the Certificateholder that is ignored as an entity separate from the Certificateholder if, for federal income tax purposes, there is a single Certificateholder. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership or division of the Certificateholder, as just described, for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers, authority and authorization set forth herein and to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

     SECTION 2.7. TRANSFER OF INTEREST TO THE HOLDER OF THE SPECIAL INTEREST; LIABILITY OF THE HOLDER OF THE SPECIAL INTEREST. (a) First Union National Bank, as holder of no less than 1% Ownership Percentage in the Trust (the "Special Interest"), shall pay, to the extent not paid by the Originators, organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The obligations of the Holder of the Special Interest under this paragraph shall be evidenced by the Trust Certificate representing a 1% Ownership Percentage issued to the Holder of the Special Interest as described in Section 3.12, which solely for purposes of the Business Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust. For purposes of the Business Trust Statute, the Special Interest shall be deemed a separate class of beneficial ownership interest in the Trust from all other beneficial ownership interests in the Trust, and the Holder of the Special Interest, as such, shall be deemed a separate class of beneficial owner of the Trust from all other beneficial owners of the Trust.

     (b) No Holder or Holder of the Voting Interest, other than to the extent set forth in clause (a), shall have any personal liability for any liability or obligation of the Trust.

     SECTION 2.8. TITLE TO TRUST PROPERTY. (a) Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     (b) No Holder shall have legal title to any part of the Owner Trust Estate. The Holders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its beneficial ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 2.9. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware, North Carolina or New York. Payments will be received by the Trust only in Delaware, New York or North Carolina, and payments will be made by the Trust only from Delaware, New York or North Carolina. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS. Each of the Originators hereby represents and warrants, as to itself, to the Owner Trustee and the Note Insurer, as of the Closing Date, that:

                  (a) It is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business presently conducted.

                  (b) It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) It has the corporate power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action.

                  (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under its articles of incorporation or bylaws, or any material indenture, agreement or other material instrument to which it is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to it of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties.

     SECTION 2.11. VOTING INTEREST. By acceptance and agreement to this Agreement, Norwest Bank Minnesota, National Association, (the "Holder of the Voting Interest") shall acquire a 100% voting interest in the Trust (the "Voting Interest") and shall be deemed to have agreed to be bound by the terms and conditions set forth herein concerning the Voting Interest and shall be entitled to all rights of the Holder of the Voting Interests hereunder. Except as otherwise provided herein, the Holder of the Voting Interest shall have the sole power and authority to approve or disapprove actions requiring the approval or disapproval of Certificateholders. Except as otherwise provided herein, any action requiring the consent, approval or vote of Certificateholders shall be taken only upon the written consent, approval or vote of the Holder of the Voting Interest. In exercising such power and authority to give or withhold such consent, approval or vote, the Holder of the Voting Interest shall act only in accordance with and upon receipt of written instructions delivered to it by the
Note Insurer or by the Indenture Trustee with the prior written consent of the
Note Insurer (on which the Holder of the Voting Interest shall conclusively rely and shall be fully protected for all purposes in so relying). The Holder of the Voting Interest shall have no duty or obligation other than to exercise such power and authority in accordance with such written instructions and shall have no liability or obligation to act in the absence of such written instructions; provided, however, that should the written instructions of the Note Insurer or the Indenture Trustee, as the case may be, instruct the Holder of the Voting Interest to take any action that, in the reasonable judgment of the Holder of the Voting Interests would increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions required to be made for the benefit of Certificateholders, or would adversely affect the Federal or state tax consequences to the Certificateholders the Holder of Voting Interest shall not be required to take such action except upon receipt of the written consent of all Certificateholders to such action (or, in connection with any requested action that the Holder of Voting Interest believes may adversely affect the Federal or state tax consequences to the Certificateholders, upon receipt of an opinion of counsel acceptable to the Holder of Voting Interest, which opinion shall not be an expense of the Holder of Voting Interest, to the effect that such action will not adversely affect the Federal or state tax consequences to the Certificateholders). The Owner Trustee shall cooperate with the Holder of the Voting Interest in coordinating and providing any required communication with Certificateholders, including providing to the Holder of Voting Interest, upon request, a certified listing of names and addresses of Certificateholders upon which the Holder of Voting Interest may conclusively rely.

     Notwithstanding any provision herein or in any other document to the contrary, the Holder of the Voting Interest shall not have any liability for any duties, responsibilities, obligations or actions of the Trust or any other person or entity, any action taken or omitted pursuant to any written instructions of the Note Insurer or the Indenture Trustee with the written consent of the Note Insurer, or otherwise relating to the Trust or its serving as the Holder of the Voting Interest except for liability relating solely to its own willful misconduct, bad faith or gross negligence. The Holder of the Voting Interest may not sell, transfer, assign, pledge or otherwise convey, directly or indirectly, all or any part of the Voting Interest without the prior written consent of the Holder of the Special Interest and the Note Insurer; PROVIDED, HOWEVER, that upon any merger, consolidation or transfer of the corporate trust business of the Holder of the Voting Interest or sale of substantially all of the assets of the corporate trust business of the Holder of the Voting Interest, all rights, duties and obligations of the Holder of Voting Interest hereunder shall transfer to any successor to the Holder of the Voting Interest or its corporate trust business without any further action. The Holder of the Voting Interest shall have no right to receive any amounts hereunder or under any other Basic Document or any other economic rights as a beneficial owner of the Trust, and, except as otherwise expressly set forth herein, the Voting Interest shall not be deemed a Certificate and the Holder of the Voting Interest shall not be deemed a Holder (except as to benefit afforded Holders). For purposes of the Business Trust Statute, the Voting Interest shall be deemed a separate class of beneficial ownership interest in the Trust from all other beneficial ownership interests in the Trust, and the Holder of the Voting Interest, as such, shall be deemed a separate class of beneficial owner of the Trust from all other beneficial owners of the Trust. The Voting Interest shall not be represented by a certificate.

     The Holder of Special Interest hereby indemnifies and holds harmless each of Norwest Bank Minnesota, National Association and each of its directors, officers, employees and agents, and its and their respective successors and assigns, as applicable, from and against any and all losses, liabilities, claims, charges, damages, fines, penalties, judgments, actions, suits, costs and expenses of any kind or nature (including reasonable attorneys' fees and expenses and reasonable fees and expenses of experts) imposed on, incurred by, or asserted against any such person or entity in any way related to or arising out of Norwest Bank Minnesota, National Association acting as the Holder of Voting Interest hereunder, except to the extent caused by such person's bad faith, gross negligence or willful misconduct. In particular, the Holder of Special Interest hereby agrees promptly to reimburse the Holder of Voting Interest for all costs and expenses incurred by the Holder of Voting Interest in connection with the performance of its obligations hereunder, including any costs of notices or distributions to Certificateholders. These indemnification and reimbursement provisions shall survive the termination of the this Trust Agreement and the resignation or removal of the Holder of Voting Interest hereunder.

     SECTION 2.12. FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the Certificateholders pro rata based upon their Ownership Percentage.

     SECTION 2.13. INVESTMENT COMPANY.. No originator or Certificateholder shall take any action that would cause the Trust to become an "investment company" required to register under the Investment Company Act of 1940, as amended.

                                  ARTICLE III.

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

     SECTION 3.1. INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Originators pursuant to Section 2.5 and until the issuance of the Trust Certificates and the Voting Interest, the Originators shall be the sole beneficial owners of the Trust. Upon such issuance of the Trust Certificates and the Voting Interest, the Originators shall cease to be beneficial owners of the Trust, and their respective beneficial interests in the Trust shall be and shall be deemed cancelled, void, and of no further force and effect.

     SECTION 3.2. THE TRUST CERTIFICATES. Subject to Section 3.3, the Trust Certificates shall be issued in minimum denominations corresponding to an Ownership Percentage of 10% and integral multiples of 1% in excess thereof; PROVIDED, HOWEVER, that Trust Certificates may be issued to the Holder of the Special Interest in minimum denominations corresponding to an Ownership Percentage of 1%. The Trust Certificates shall be executed in the name and on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and the Owner Trustee shall have power and authority and is hereby authorized and empowered, in the name and on behalf of the Trust, to authorize, execute, authenticate, issue and deliver Trust Certificates, the Special Interest and the Voting Interest. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. A transferee of a Trust Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Trust Certificate in such transferee's name pursuant to Section 3.4.

     SECTION 3.3. AUTHENTICATION OF TRUST CERTIFICATES. Concurrently with the initial contribution of the Loans to the Trust pursuant to the Sale and Servicing Agreement, and without further action by the Originators, the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, in the name and on behalf of the Trust, shall cause, and shall have power and authority and is hereby authorized and empowered to cause, the Special Interest (which shall include a 1% Ownership Percentage) and a Trust Certificate therefor and the Voting Interest to be issued to, and registered on the Certificate Register in the name of, the Holder of the Special Interest and the Holder of the Voting Interest, respectively, and the balance of the Trust Certificates to be executed by an Authorized Officer of the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, and authenticated, issued and delivered to and in the names of, and registered on the Certificate Register in the names of, the following: 99% of the Ownership Percentage to First Union National Bank. Thereupon, all such Certificates, the Special Interest, and the Voting Interest shall be validly issued and entitled to the benefits of this Agreement. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly executed, authenticated, authorized, issued and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

     SECTION 3.4. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at its offices located at 450 West 33rd Street, New York, New York 10001, or such other office, the address of which the Certificate Registrar shall provide in writing to the Owner Trustee and the Holders, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Trust Certificates and the Voting Interest and of transfers and exchanges of Trust Certificates and the Voting Interest as herein provided. The Chase Manhattan Bank shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Trust Certificate at such office and, upon satisfaction of the conditions set forth below, the Owner Trustee, in the name and on behalf of the Trust, shall execute, authenticate, issue and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates of a like Ownership Percentage dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of a like Ownership Percentage upon surrender of the Trust Certificates to be exchanged at such office.

     Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements may include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may, but shall not be obligated to, require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     SECTION 3.5. MUTILATED, DESTROYED, LOST OR STOLEN TRUST CERTIFICATES. If
(a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then in the absence of actual knowledge by a Responsible Officer of the Owner Trustee or the Authenticating Agent that such Trust Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, in the name and on behalf of the Trust shall execute, authenticate, issue and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like class, tenor and Ownership Percentage. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, or the Certificate Registrar may, but shall not be obligated to, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall be duly authorized, validly issued and entitled to the benefits of this Agreement, and shall constitute conclusive evidence of a beneficial ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

     SECTION 3.6. PERSONS DEEMED CERTIFICATEHOLDERS. Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, and the Certificate Registrar may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the Holder of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Owner Trustee, or the Authenticating Agent if acting at the direction of the Owner Trustee, nor the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 3.7. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Certificate Registrar shall furnish or cause to be furnished to the Servicer, the Representative, the Note Insurer and the Holder of the Special Interest, within 15 days after receipt by the Certificate Registrar of a request therefor from the Servicer, the Representative, the Note Insurer or the Holder of the Special Interest in writing, a list, in such form as the Servicer, the Representative, or the Holder of the Special Interest may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Trust Certificates or one or more Holders of Trust Certificates evidencing not less than 25% of the aggregate Ownership Percentage apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold either the Representative, the Certificate Registrar, the Note Insurer the Owner Trustee, or the Bank accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8. APPOINTMENT OF AUTHENTICATING AGENT. The Authenticating Agent shall, at the direction of the Owner Trustee, execute and deliver such Trust Certificates on behalf of the Trust as are to be issued by the Trust in accordance with the terms of this Agreement. The Chase Manhattan Bank shall be the initial Authenticating Agent.

     SECTION 3.9. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be The Chase Manhattan Bank, and any co-paying agent chosen by the Owner Trustee and Certificate Registrar and acceptable to the Servicer. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Owner Trustee, the Note Insurer and the Servicer. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Articles VII and VIII shall apply to The Chase Manhattan Bank also in its roles as Paying Agent, Authenticating Agent and Certificate Registrar and in any other capacities under the Basic Documents and, to the extent applicable, to any other paying agent or certificate registrar appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10. RESTRICTIONS ON TRANSFER. (a) The Trust Certificates may not be offered or sold except to institutional "accredited investors" (as defined in Rule 501(a)(1)-(3) under the Securities Act of 1933, as amended, who are United States persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act. Except for the initial issuance of the Trust Certificates to First Union National Bank, no offer, sale, transfer or other disposition (including pledge) of Trust Certificates shall be made to any Person unless such Person executes and delivers to the Certificate Registrar, the Owner Trustee and the Holder of the Special Interest an Investment Letter substantially in the form set forth as Exhibit C hereto.

     (b) No offer, sale, transfer or other disposition (including pledge) of the Trust Certificates shall be made to any Person which is, or is purchasing for, or on behalf of (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

     (c) Each Certificateholder must be a United States person as defined in
Section 7701(a)(30) of the Code.

     (d) Notwithstanding anything contained herein to the contrary, First Union National Bank, as holder of the Trust Certificates, shall not sell, transfer or otherwise dispose of some or all of the Trust Certificates unless either (i) the
Note Insurer consents in writing to such sale, transfer or other disposition or
(ii) First Union National Bank contributes and transfers the Spread Account to the Trust (or other entity acceptable to the Note Insurer) and provides the Note Insurer with an opinion of counsel (and amendments to any Basic Documents, if necessary) satisfactory to the Note Insurer to the effect that in the event of the bankruptcy or insolvency of the proposed transferee of the Trust Certificates, the Spread Account would not be deemed property of the estate of such transferee and the Trust would not be consolidated with such transferee. Further, if while First Union National Bank owns some or all of the Trust Certificates, an event described in Section 7.05(a) of the Sale and Servicing Agreement occurs that requires the Spread Account to be transferred from First Union National Bank to another entity, First Union National Bank shall, upon the written direction of the Note Insurer (i) contribute and transfer the Trust Certificates to a "bankruptcy remote" special purpose entity acceptable to the
Note Insurer and (ii) provide the Note Insurer with an opinion of counsel (and amendments to any Basic Documents, if necessary) satisfactory to the Note Insurer to the effect that in the event of the insolvency of First Union National Bank (or the parent of the special purpose entity if not First Union National Bank) the assets and liabilities of such special purpose entity would not be consolidated with the assets and liabilities of First Union National Bank (or the parent of the special purpose entity if not First Union National Bank).

     (e) Each Trust Certificate will bear a legend substantially to the following effect.

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE IS SUBJECT TO THE TERMS OF THE TRUST AGREEMENT AND TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN ARTICLE III OF THE TRUST AGREEMENT. THIS TRUST CERTIFICATE AND ANY RIGHTS REPRESENTED THEREBY MAY BE SUBJECT TO LIENS GRANTED BY A PRIOR HOLDER THEREOF.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

THIS TRUST CERTIFICATE HAS NO PRINCIPAL BALANCE.

     SECTION 3.11. [Reserved.]

     SECTION 3.12. DISPOSITION BY THE HOLDER OF THE SPECIAL INTEREST. On and after the Closing Date, the Holder of the Special Interest shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the Ownership Percentage, including the Special Interest. Any attempted transfer of any Trust Certificate that would reduce such interest of the Holder of the Special Interest below 1% of the Ownership Percentage shall be void. The Trust Certificate representing the 1% Special Interest issued to the Holder of the Special Interest shall contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".


                                   ARTICLE IV.

                            ACTIONS BY OWNER TRUSTEE

     SECTION 4.1. PRIOR NOTICE TO OWNERS WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders, the Holder of the Voting Interest and the Note Insurer in writing of the proposed action and (i) the Note Insurer shall have consented thereto and (ii) the Holder of the Voting Interest shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that it has withheld consent or, with the written consent of the Note Insurer, provided alternative direction:

     the initiation of any material claim or lawsuit by the Trust, except claims or lawsuits brought in connection with the collection of the Loans, and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Loans);

     the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

     the amendment of any Basic Document;

     the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or, pursuant to this Agreement, of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable;

     the consent to the calling or waiver of any default under any Basic
Document;

     the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document;

     except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

     merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

     cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in the Basic Documents;

     perform any act that conflicts with any other Basic Document;

     perform any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.3 hereof;

     confess a judgment against the Trust;

     possess Trust assets or assign the Trust's right to property for other than a Trust purpose;

     cause the Trust to lend any funds to any entity; or

     change the Trust's purpose and powers from those enumerated in this Agreement.

     SECTION 4.2. ACTION BY HOLDER OF THE VOTING INTEREST WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the direction of the Holder of Voting Interest, and with the written consent of the
Note Insurer, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 10.01 thereof, (b) except as expressly provided in the Basic Documents, sell the Loans after the termination of the Indenture, (c) institute proceedings to have the Trust declared or adjudicated to be bankrupt or insolvent, (d) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (e) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (f) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (g) make any assignment for the benefit of the Trust's creditors, (h) cause the Trust to admit in writing its inability to pay its debts generally as they become due,
(i) take any action or cause the Trust to take any action, in furtherance of any of the foregoing clauses (c) through (i) (any of such clauses, a "Bankruptcy Action"). So long as the Indenture and the Insurance Agreement remain in effect, no Certificateholder nor the Indenture Trustee nor the Note Insurer shall be entitled to direct the Holder of the Voting Interests to take any Bankruptcy Action with respect to the Trust or to direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Holder of the Voting Interests and the Note Insurer.

     SECTION 4.3. ACTION BY HOLDER OF VOTING INTEREST WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to, and shall not, commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written approval of the Holder of the Voting Interest and the Note Insurer and the delivery to the Owner Trustee and the Note Insurer by the Holder of the Voting Interest of a certificate certifying that it reasonably believes that the Trust is insolvent.

     SECTION 4.4. RESTRICTIONS ON POWER. (a) The Owner Trustee shall not take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3.

     (b) None of the Certificateholders, the Indenture Trustee or the Note Insurer, acting independently or through the Holder of the Voting Interest, nor the Holder of the Voting Interest, shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document unless the Holder of the Voting Interest, acting pursuant to Section 2.11, previously shall have given to the Owner Trustee and the Note Insurer a written notice of default and of the continuance thereof, as provided in this Agreement, and the Note Insurer shall have consented thereto, or unless Certificateholders evidencing not less than 25% of the aggregate Ownership Percentage shall have made with the prior written consent of the Note Insurer, written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Holder of the Voting Interest and the Owner Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 4.4, but subject to the terms of this Agreement, each and every Certificateholder, the Holder of the Voting Interest and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 4.5. CONTROL BY HOLDER OF THE VOTING INTEREST. Except as otherwise specifically provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holder of the Voting Interest pursuant to Section 2.11. Except as otherwise specifically provided herein, any written notice to the Certificateholders delivered pursuant to this Agreement shall be effective if written evidence is received that Holders of Certificates evidencing not less than a majority of the aggregate Ownership Percentage have been delivered of such notice.

     SECTION 4.6. EXECUTION OF DOCUMENTS. Notwithstanding anything herein to the contrary, the Owner Trustee shall have power and authority and hereby is authorized, empowered and directed, in the name and on behalf of the Trust, to execute, deliver, issue and authenticate the Certificates, to execute, deliver and issue the Series 1998-C Notes, and to execute and deliver each Basic Document to which the Trust or the Owner Trustee is or is to be a party and any other document, instrument, certificate or other writing that may be necessary, convenient or incidental thereto. Any such execution, delivery, issuance and authentication is hereby ratified and confirmed in all respects and does not and will be deemed not to conflict with, constitute or result in a breach or violation of, or a default under, any provision of or any duty under this Trust Agreement.


                                   ARTICLE V.

                   APPLICATION OF TRUST FUNDS: CERTAIN DUTIES

     SECTION 5.1. ESTABLISHMENT OF CERTIFICATE DISTRIBUTION ACCOUNT. (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain at a Designated Depository Institution in the name of the Trust an eligible deposit account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.

     (b) The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. If, at any time, the Certificate Distribution Account ceases to be held in an account with a Designated Depository Institution, the Owner Trustee shall within five Business Days after a Responsible Officer of the Owner Trustee obtains actual knowledge thereof, establish a new Certificate Distribution Account to be held in an account with a Designated Depository Institution, and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

     SECTION 5.2. APPLICATION OF FUNDS IN CERTIFICATE DISTRIBUTION ACCOUNT. (a) On each Remittance Date, the Paying Agent will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 7.07 of the Sale and Servicing Agreement, distribute to Certificateholders, pro rata, based on Ownership Percentage, to the extent of the funds available, amounts deposited in the Certificate Distribution Account pursuant to Section 7.05 of the Sale and Servicing Agreement on such Remittance Date.

     (b) On each Remittance Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 7.07 of the Sale and Servicing Agreement on such Remittance Date.

     (c) If any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee or the Paying Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Paying Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Paying Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee and the Paying Agent for any out-of-pocket expenses incurred. The Servicer shall facilitate compliance with this Section 5.2(c) by performance of its duties under Section 12.01 of the Sale and Servicing Agreement.

     (d) Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders and the Note Insurer.

     SECTION 5.3. [Reserved.]

     SECTION 5.4. METHOD OF PAYMENT. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Remittance Date shall be made by the Paying Agent on each Remittance Date to each Certificateholder of record as shown on the Certificate Register on the preceding Record Date either (a) by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Paying Agent appropriate written instructions at least five Business Days prior to such Remittance Date and such Holder's Trust Certificates in the aggregate evidence an Ownership Percentage of not less than 20% or (ii) such Certificateholder is the Holder of the Special Interest, or has been identified to the Owner Trustee and Paying Agent in writing as an Affiliate thereof, or, (b) if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

     SECTION 5.5. NO SEGREGATION OF MONIES; NO INTEREST. Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law. Neither the Paying Agent nor the Owner Trustee shall be liable for any interest thereon.

     SECTION 5.6. ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. Subject to Sections 12.01(b)(iii) and 12.01(c) of the Sale and Servicing Agreement, the Holder of the Special Interest shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1, if the Trust is treated as a partnership for federal income tax purposes, as described in Section 2.6) to enable each Certificateholder to prepare its Federal and state income tax returns, (c) prepare or cause to be prepared, and file or cause to be filed, all tax returns relating to the Trust (including a partnership information return, Form 1065, if the Trust is treated as a partnership for federal income tax purposes, as described in Section 2.6), and direct the Owner Trustee in writing to make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership or division of a single Certificateholder, as described in
Section 2.6, as the case may be, for Federal income tax purposes and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall make all elections pursuant to this Section as directed in writing by the Holder of the Special Interest. The Owner Trustee shall sign all tax information returns, if any, furnished to it in execution form by the Holder of the Special Interest and any other returns as may be required by law and so furnished to it by the Holder of the Special Interest, and in doing so shall be entitled to, and shall be fully protected if it shall, rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Holder of the Special Interest.

     SECTION 5.7. SIGNATURE ON RETURNS; TAX MATTERS PARTNER. (a) Notwithstanding the provisions of Section 5.6, the Owner Trustee shall sign on behalf of the Trust the tax returns, if any, of the Trust furnished to it in execution form by the Holder of the Special Interest, unless applicable law requires a Certificateholder or an Owner to sign such documents, in which case such documents shall be signed by the Holder of the Special Interest.

     (b) If the Trust is characterized as a partnership for federal income tax purposes, as described in Section 2.6, the Holder of the Special Interest shall be the "tax matters partner" of the Trust pursuant to the Code.

                                   ARTICLE VI.

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

     SECTION 6.1. GENERAL AUTHORITY. The Owner Trustee shall have power and authority and hereby is authorized, empowered and directed to execute and deliver the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Representative shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class AF-1 Notes in the aggregate principal amount of $401,250,000, Class AF-2 Notes in the aggregate principal amount of $133,750,000 and Class AV Notes in the aggregate principal amount of $360,000,000. In addition to the foregoing, the Owner Trustee shall have power and authority and hereby is authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents and the Rate Agreement. The Owner Trustee further shall have power and authority and hereby is authorized and empowered from time to time to take such action as the Servicer recommends to it in writing with respect to the Basic Documents.

     It shall be the duty of the Owner Trustee, and the Owner Trustee shall have power and authority and is hereby authorized and empowered, to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Sale and Servicing Agreement and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement, or the Holder of the Special Interest has agreed hereunder or thereunder, to perform any act or to discharge any duty of the Owner Trustee hereunder or of the Trust under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer or the Holder of the Special Interest to carry out its obligations hereunder or thereunder.

     SECTION 6.2. ACTION UPON INSTRUCTION. (a) In accordance with Section 10.05 of the Sale and Servicing Agreement, and subject to the terms of this Agreement, the Majority Securityholders, the Indenture Trustee and (subject to Article IV) the Holder of the Voting Interest, may, by written instruction, direct the Owner Trustee in the management of the Trust, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, to follow, and shall be fully protected in following, any such instruction.

     (b) Notwithstanding any provisions hereof to the contrary, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders, the
Note Insurer and the Holder of the Voting Interest requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Note Insurer or, with the prior written consent of the Note Insurer, the Holder of the Voting Interest, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders, the
Note Insurer and the Holder of the Voting Interest requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction received from the Note Insurer or, with the prior written consent of the Note Insurer, the Holder of the Voting Interest, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate written instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     SECTION 6.3. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS.. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any direction or written instruction received by the Owner Trustee pursuant to Section 6.2; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation or termination statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee and the Bank nevertheless agrees, each as to itself only, that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Bank or the Owner Trustee, as the case may be, that are not related to the ownership or the administration of the Owner Trust Estate or the Owner Trustee's serving as owner trustee of the Trust.

     SECTION 6.4. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any direction or instruction delivered to the Owner Trustee pursuant to Section 6.2.

     SECTION 6.5. RESTRICTIONS. (a) The Owner Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 2.3 or
(b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. Neither the Holder of the Voting Interest nor the Certificateholders shall knowingly direct the Owner Trustee to take action that would violate the provisions of this Section.

     (b) The Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of any other entity.

     SECTION 6.6. NOTICE OF DEFAULT UNDER INDENTURE. Within 5 days of receipt of a written notice of Default under the Indenture from the Indenture Trustee, the Owner Trustee shall provide notice thereof to each Certificateholder by letter.


                                  ARTICLE VII.

                          CONCERNING THE OWNER TRUSTEE

     SECTION 7.1. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Bank shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except to the Trust and the Certificateholders
(i) for its own willful misconduct, bad faith or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section
7.3 expressly made by the Bank. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     the Bank shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

     the Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Indenture Trustee, the Servicer, the Holder of the Special Interest, the Holder of the Voting Interest, Majority Securityholders, the Note Insurer or any Certificateholder or in reliance on any provision of this Agreement;

     no provision of this Agreement or any Basic Document shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     under no circumstances shall the Bank be liable for the Certificates or any amount due and owing thereon, any other interest in or indebtedness of the Trust, or indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Series 1998-C Notes;

     the Bank shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any other party hereto, or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Bank shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder or other Person, other than as expressly provided for herein;

     the Bank shall not be liable for the default or misconduct of the Indenture Trustee or the Servicer or the Holder of the Special Interest or the Originators or the Representative or the Holder of the Voting Interest or the Holders or the Certificate Registrar (if not the Owner Trustee) or the Paying Agent (if not the Owner Trustee) under any of the Basic Documents or otherwise and the Bank shall have no obligation or liability to monitor or insure compliance by the Indenture Trustee or the Servicer or the Holder of the Special Interest or the Originators or the Representative or the Holder of the Voting Interest or the Holders or the Certificate Registrar (if not the Owner Trustee) or the Paying Agent (if not the Owner Trustee) with any agreement to which it is a party or to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement or the Holder of the Special Interest under this Agreement; and

     the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Indenture Trustee, the Certificateholders or Majority Securityholders or the Holder of the Voting Interest, unless such Indenture Trustee, Certificateholders, Majority Securityholders or Holder of the Voting Interest have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and, except as otherwise provided in the third sentence of this Section 7.1, the Bank shall not be answerable in the performance of any such act.

     SECTION 7.2. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION 7.3. REPRESENTATIONS AND WARRANTIES. The Bank hereby represents and warrants to the Representative, the Note Insurer and for the benefit of the Certificateholders, that:

     It is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has its principal office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 7.4. RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party or other entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons.

     SECTION 7.5. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Agreement, in accepting the trusts hereby created Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.6. OWNER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATES OR LOANS. The recitals contained herein and in the Trust Certificates (other than the signature and authentication of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Representative and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and authentication of the Owner Trustee on the Trust Certificates) or the Series 1998-C Notes, or of any Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Note, or the perfection and priority of any security interest created by any Loan in any Mortgaged Property or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any insurance thereon; the existence and contents of any Loan on any computer or other record thereof; the validity of the assignment of any Loan to the Trust or of any intervening assignment; the completeness of any Loan; the performance or enforcement of any Loan; the compliance by the Representative, or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.7. OWNER TRUSTEE MAY OWN TRUST CERTIFICATES AND SERIES 1998-C NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Series 1998-C Notes and may deal with the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

     SECTION 7.8. PAYMENTS FROM OWNER TRUST ESTATE. All payments to be made by the Owner Trustee under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. Chase Manhattan Bank Delaware, or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

     SECTION 7.9. DOING BUSINESS IN OTHER JURISDICTIONS. Notwithstanding anything contained to the contrary, neither Chase Manhattan Bank Delaware nor any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 10.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Chase Manhattan Bank Delaware (or any successor thereto); or (iii) subject Chase Manhattan Bank Delaware (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Chase Manhattan Bank Delaware (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

                                  ARTICLE VIII.

                          COMPENSATION OF OWNER TRUSTEE

     SECTION 8.1. OWNER TRUSTEE'S FEES AND EXPENSES. To the extent not received by the Owner Trustee pursuant to Section 7.03(b) of the Sale and Servicing Agreement, the Owner Trustee and the Holder of the Voting Interest shall receive from the Representative as compensation for their respective services hereunder such fees as have been separately agreed upon before the date hereof between the Representative and the Owner Trustee or the Holder of the Voting Interest, as applicable, and the Owner Trustee and the Holder of the Voting Interest shall be entitled to be reimbursed by the Representative for their respective other reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee or the Holder of the Voting Interest, as applicable, may employ in connection with the exercise and performance of their respective rights and duties hereunder.

     SECTION 8.2. INDEMNIFICATION. The Representative shall be liable as primary obligor for, and shall indemnify, defend and hold harmless the Bank, in its individual capacity and as Owner Trustee and the Holder of the Voting Interest and their respective successors, assigns, directors, officers, employees, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee or the Holder of the Voting Interest hereunder, except only that the Representative shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee, the Holder of the Voting Interest or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Representative, which approval shall not be unreasonably withheld.

     SECTION 8.3. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

     SECTION 8.4. NON-RECOURSE OBLIGATIONS. Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Owner Trust Estate only and specifically shall not be recourse to the assets of any Originator, the Representative, any Certificateholder.

                                   ARTICLE IX.

                      DISSOLUTION AND TERMINATION OF TRUST

     SECTION 9.1. TERMINATION OF TRUST AGREEMENT. (a) This Agreement (other than
Article VIII) and the Trust shall terminate and be of no further force or effect, upon the final distribution by the Paying Agent and/or Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V and the termination of the Indenture and the Insurance Agreement; PROVIDED, HOWEVER, that the rights to indemnification under Section 8.2 and other rights and protections of the Owner Trustee and the Bank shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee of any prospective termination pursuant to this Section 9.1. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder or Owner, including the Holder of the Special Interest, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's or Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in clause (a), neither the Representative, any Originator nor the Holder of the Special Interest nor any Certificateholder shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Remittance Date upon which the Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders and the Note Insurer mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 11.01 of the Sale and Servicing Agreement, stating as set forth in such notice from the Servicer (i) the Remittance Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent (if other than the Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Remittance Date pursuant to Section 5.2.

     In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Holder of the Special Interest. Certificateholders shall thereafter look solely to the Holder of the Special Interest as general unsecured creditors.

     (d) Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution shall be distributed by the Owner Trustee to the Holder of the Special Interest.

     (e) Upon termination and completion of the winding up of the Trust, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute and thereupon the Trust and this Agreement shall terminate. The Owner Trustee shall furnish notice of such filing to each Rating Agency.

                                   ARTICLE X.

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     SECTION 10.1. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation or association reasonably acceptable to the
Note Insurer and (i) authorized to exercise corporate trust powers; and (ii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; PROVIDED that with respect to the initial Owner Trustee (but not any successor trustee) the combined capital and surplus of the parent organization of such banking association shall be included in the determination of the combined capital and surplus of such banking association. If such association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section
10.2. In addition, at all times the Owner Trustee or a co-trustee shall be a person that satisfies the requirements of Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

     SECTION 10.2. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Note Insurer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee with the consent of the Note Insurer, which will not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation (or after removal pursuant to the following paragraph), the Owner Trustee so resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee reasonably acceptable to the Note Insurer.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Servicer or the Note Insurer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Owner Trustee with the consent of the Note Insurer, which will not be unreasonably withheld, and shall remove the Owner Trustee at the written direction of the Note Insurer. If the Servicer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer, with the consent of the Note Insurer, which will not be unreasonably withheld, shall promptly appoint a successor Owner Trustee acceptable to the Note Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee along with payment of all fees and other amounts, if any, owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies and the Note Insurer.

     SECTION 10.3. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses and any other amounts due to it hereunder deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders, the
Note Insurer and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 10.4. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation or association into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from or surviving any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation or association shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger, sale, conversion or consolidation to the Rating Agencies and the Note Insurer.

     SECTION 10.5. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power, authority and authorization to, and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee or the Note Insurer may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment with the consent of the Note Insurer, which consent will not be unreasonably withheld. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3, except that notice to, and the written consent of, the Note Insurer shall be required for the appointment of a co-trustee.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

               no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees or co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee or co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 10.6. RESIGNATION OR REMOVAL OF HOLDER OF THE VOTING INTEREST. The Holder of the Voting Interest may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Owner Trustee, the Holder of the Special Interest and the Note Insurer. Upon receiving such notice of resignation, the Holder of the Special Interest shall promptly appoint a successor Holder of the Voting Interest with the consent of the Note Insurer, which will not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Holder of the Voting Interest and one copy to the successor Holder of the Voting Interest. If no successor Holder of the Voting Interest shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation (or after removal pursuant to the following paragraph), the Holder of the Voting Interest so resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Holder of the Voting Interest reasonably acceptable to the Note Insurer.

     If at any time the Holder of the Voting Interest shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Holder of the Voting Interest or of its property shall be appointed, or any public officer shall take charge or control of the Holder of the Voting Interest or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Holder of the Special Interest may remove the Holder of the Voting Interest with the consent of the Note Insurer, which will not be unreasonably withheld, and shall remove the Holder of the Voting Interest at the written direction of the Note Insurer. If the Holder of the Special Interest shall remove the Holder of the Voting Interest under the authority of the immediately preceding sentence, the Holder of the Special Interest, with the consent of the Note Insurer, which will not be unreasonably withheld, shall promptly appoint a successor Holder of the Voting Interest acceptable to the
Note Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Holder of the Voting Interest so removed and one copy to the successor Holder of the Voting Interest along with payment of all fees and other amounts, if any, owed to the outgoing Holder of the Voting Interest.

     Any resignation or removal of the Holder of the Voting Interest and appointment of a successor Holder of the Voting Interest pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Holder of the Voting Interest and payment of all fees and expenses owed to the outgoing Holder of the Voting Interest. The Owner Trustee shall provide notice of such resignation or removal of the Holder of the Voting Interest to each of the Rating Agencies and the Note Insurer.


                                   ARTICLE XI.

                                  MISCELLANEOUS

     SECTION 11.1. SUPPLEMENTS AND AMENDMENTS. (a) This Agreement may be amended by the Representative and the Owner Trustee, with the prior written consent of the Note Insurer and prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder or the Holder of the Voting Interest.

     (b) This Agreement may also be amended from time to time by the Representative and the Owner Trustee, with the prior written consent of the Note Insurer and prior written notice to the Rating Agencies, with the consent of the Holders of Series 1998-C Notes evidencing not less than a majority of the Outstanding Amount of the Series 1998-C Notes and, to the extent the Certificates or the rights, benefits or duties of the Holder of the Voting Interest are affected thereby, the consent of the Holder of the Voting Interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Series 1998-C Notes and the Ownership Percentage required to consent to any such amendment, without the consent of the Holders of all the outstanding Series 1998-C Notes and Holders of all outstanding Certificates. Promptly after the execution of any such amendment or its receipt of any such consent, the Owner Trustee shall furnish written notification of the substance of such amendment or its receipt of any consent to each Certificateholder, the Indenture Trustee, the Note Insurer and each of the Rating Agencies.

     (c) It shall not be necessary for the consent of the Holder of the Voting Interest, the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Holder of the Voting Interest and the Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     (d) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     (e) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise. The Owner Trustee shall furnish copies of any such amendments to this Agreement to each Rating Agency.

     SECTION 11.2. NO LEGAL TITLE TO OWNER TRUST ESTATE IN CERTIFICATEHOLDERS. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 11.3. LIMITATIONS ON RIGHTS OF OTHERS. Except for Sections 2.7 and 8.2, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Bank, the Representative, the Certificateholders, the Servicer, the
Note Insurer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.4. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested or telecopied and shall be deemed to have been duly given upon receipt, if to the Trust, addressed to the Owner Trustee at the Corporate Trust Office; if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Originators, the Representative or the Holder of the Special Interest, addressed to The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention: Executive Vice President; if to the Rating Agencies, addressed to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 26 Broadway, 15th Floor, New York, New York 10004, Attention: Structured Finance, and to Moody's Investors Service, 99 Church Street, 4th Floor, New York, New York 10007, Attention: Structured Finance; if to the Note Insurer, addressed to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
Insured Portfolio Management-SF (Mortgage-Backed) (The Money Store Trust 1998-C); if to the Holder of the Voting Interest, addressed to Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Trust Department (Money Store 98-C), or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 11.5. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.6. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.7. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Representative, the Holder of the Special Interest, the Note Insurer, the Owner Trustee and its successors, each Certificateholder and its successors and permitted assigns and the Holder of the Voting Interest and its successors and permitted assigns., all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     SECTION 11.8. [Reserved.]

     SECTION11.9. NO PETITION. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, the Holder of the Voting Interest, the Bank, the Originators and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

     SECTION 11.10. NO RECOURSE. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial ownership interests in the Trust only and do not represent interests in or obligations of the Representative, the Originators, the Servicer, the Holder of the Special Interest, the Holder of the Voting Interest, the Owner Trustee, the Bank, the Indenture Trustee, the Note Insurer or any Affiliate thereof and no recourse by such Certificateholder may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

     SECTION 11.11. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.13. THE NOTE INSURER. The Note Insurer shall be a third party beneficiary hereof and shall be entitled to enforce the provisions hereof as if a party hereto. Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not owe any fiduciary duties to the Note Insurer; this provision shall not be construed to limit or modify in any way the fiduciary obligation of the Owner Trustee to the beneficial owners of the Trust. Notwithstanding the foregoing, any right conferred to the Note Insurer shall be suspended during any period in which the Note Insurer is in default in its payment obligations under any Note Insurance Policy. At such time as the Notes are no longer outstanding, and no amounts owed to the Note Insurer under the Basic Documents remain unpaid, the Note Insurer's rights hereunder shall terminate.

     SECTION 11.14. SERVICER. The Servicer is authorized and empowered to execute, prepare, file and/or deliver in the name and on behalf of the Trust all such documents, reports, filings, tax returns, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. Upon written request of the Servicer, the Owner Trustee on behalf of the Trust shall execute and deliver to the Servicer a power of attorney appointing the Servicer the Trust's agent and attorney-in-fact to execute, prepare, file and deliver all such documents, reports, filings, tax returns, instruments, certificates and opinions.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                     CHASE MANHATTAN BANK DELAWARE,
                                     as Owner Trustee


                                     By: /s/ DENIS KELLY
                                         -------------------------------------
                                         Name:  Denis Kelly
                                         Title: Trust Officer

                                     ORIGINATORS
                                     TMS Mortgage Inc.
                                     The Money Store/D.C. Inc.
                                     The Money Store/Minnesota Inc.
                                     The Money Store Home Equity Corp.
                                     The Money Store/Kentucky Inc.

                                     By: /s/ WILLIAM S. TEMPLETON
                                         -------------------------------------
                                         Name:  William S. Templeton
                                         Title: President


                                     ACCEPTED AND AGREED:


                                     FIRST UNION NATIONAL BANK,
                                     Holder of the Special Interest and
                                       Certificateholder


                                     By: /s/ PATRICK TADIE
                                         -------------------------------------
                                         Name:   Patrick Tadie
                                         Title:  Vice President


                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION
                                      Holder of The Voting Interest


                                      By: /s/ AMY WAHL
                                         -------------------------------------
                                         Name:   Amy Wahl
                                         Title:  Assistant Vice President

                                      THE MONEY STORE INC.,
                                      Representative and Servicer


                                      By: /s/ WILLIAM S. TEMPLETON
                                         -------------------------------------
                                         Name:   William S. Templeton
                                         Title:  Executive Vice President

                                                                       EXHIBIT A
NUMBER

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

     THIS TRUST CERTIFICATE IS SUBJECT TO THE TERMS OF THE TRUST AGREEMENT AND TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN ARTICLE III OF THE TRUST AGREEMENT. THIS TRUST CERTIFICATE AND ANY RIGHTS REPRESENTED THEREBY MAY BE SUBJECT TO LIENS GRANTED BY A PRIOR HOLDER THEREOF.

     THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

     THIS TRUST CERTIFICATE HAS NO PRINCIPAL BALANCE.

[THIS TRUST CERTIFICATE IS NOT TRANSFERABLE]1

_____________________
1 To be inserted on the Certificate to be held by the Holder of the Special Interest.

                          THE MONEY STORE TRUST 1998-C

                                TRUST CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes a pool of Loans contributed to the Trust by the Originators.

(THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE MONEY STORE INC. OR ANY OF ITS AFFILIATES.)

     THIS CERTIFIES THAT ________________ is the registered owner of ____% of the aggregate Ownership Percentage as a nonassessable, fully-paid, beneficial ownership interest in The Money Store Trust 1998-C (the "Trust") formed by the entities listed on Annex I attached to the Trust Agreement (each an "Originator").

     The Trust was created pursuant to that certain Trust Agreement dated as of August 31, 1998 (the "Trust Agreement") between the Originators, and Chase Manhattan Bank Delaware, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Trust Certificates (herein called the "Trust Certificates"). Also issued under the Indenture dated as of August 31, 1998, between the Trust and The Bank of New York, as Indenture Trustee, are Series 1998-C Asset Backed Notes (collectively, the "Series 1998-C Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a portfolio of residential loans contributed by the Originators (the "Loans"), all monies received on the Loans after the Cut-Off Date, security interests in certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement.

     Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Remittance Date"), commencing in October 15, 1998, to the Person in whose name this Trust Certificate is registered at the close of business on the day immediately preceding the Remittance Date (the "Record Date") such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Remittance Date.

     The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

     It is the intent of the Representative, Servicer, the Originators, the Holder of the Special Interest and Certificateholders that, for purposes of Federal income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Holder of the Special Interest) will be treated as partners in that partnership if, for federal income tax purposes, there is more than one Certificateholder, or the Trust will be treated as a division of the Certificateholder and ignored as an entity separate from the Certificateholder if, for federal income tax purposes, there is a single Certificateholder. The Holder of the Special Interest and the other Certificateholders by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment for such tax purposes of, the Trust Certificates for such tax purposes as partnership interests in the Trust and the Trust as a partnership if the Trust is a partnership as just described, and the Trust as a division of the Certificateholder if there is a single Certificateholder for federal income tax purposes.

     Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the Holder of the Special Interest, or join in any institution against the Trust or the Holder of the Special Interest of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Series 1998-C Notes, the Trust Agreement or any of the Basic Documents.

     Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, in the name and on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed. Date: September ___, 1998

                               THE MONEY STORE TRUST 1998-C

                               By:  CHASE MANHATTAN BANK DELAWARE
                                    solely as Owner Trustee and not in its
                                    individual capacity

                               [or THE CHASE MANHATTAN BANK, as Authenticating
                                       Agent and not in its individual capacity]

                               By: __________________________________________
                                                Authorized Signatory


             OWNER TRUSTEE'S [OR AUTHENTICATING AGENT'S] CERTIFICATE
                                OF AUTHENTICATION

     This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

Date:  September ___, 1998

                               [CHASE MANHATTAN BANK DELAWARE
                               solely as Owner Trustee and not in its individual
                                 capacity]
                               [or THE CHASE MANHATTAN BANK, as Authenticating
                                       Agent and not in its individual capacity]

                               By:_____________________________________________
                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)


the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________ Attorney to transfer said Trust
Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
                                            *
                                           Signature Guaranteed:
                                            *

--------------------------
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT B


                                    [FORM OF]
                             CERTIFICATE OF TRUST OF
                          THE MONEY STORE TRUST 1998-C

     THIS Certificate of Trust of The Money Store Trust 1998-C (the "Trust"), is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE, ss. 3801 eT SEq.).

     1. NAME. The name of the business trust formed hereby is THE MONEY STORE TRUST 1998-C.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust.

                               CHASE MANHATTAN BANK DELAWARE
                               not in its individual capacity but
                               solely as owner trustee of the Trust.
                               By:______________________________________
                               Name:
                               Title:

                                                                    EXHIBIT C

                                INVESTMENT LETTER

The Money Store, Inc.
707 Third Street
West Sacramento, California 95605

Chase Manhattan Bank Delaware
1201 Market Street
Wilmington, Delaware 19801
Attn: Corporate Trust Administration

         Re:  THE MONEY STORE TRUST 1998-C

Ladies and Gentlemen:

     In connection with its purchase of certain Trust Certificates (the "Certificates") of The Money Store Trust 1998-C (the "Issuer"), the purchaser named below (the "Purchaser") or, if an investment adviser is executing this Investment Letter on the Purchaser's behalf, such investment adviser represents, warrants and certifies that:

     (i) it understands that the Certificates are not being and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and are not being registered or qualified under any state securities or "blue sky" laws and are being sold to the Purchaser in a transaction that is exempt from the registration requirements of the 1933 Act. The Purchaser is an "accredited investor" as defined in Rule 501(a)(1)-(3) of the 1933 Act and a sophisticated institutional investor that is experienced in purchasing securities similar to the Certificates. The Purchaser is able to bear the economic risk of investment in the Certificates;

     (ii) any information it desired concerning the Certificates, the issuer thereof or any other matter it deemed relevant to its decision to purchase the Certificates has been made available to it. In this regard, it has carefully reviewed with its counsel and understands the terms of the Trust Agreement pursuant to which the Issuer was formed and agrees to be bound by all the terms thereof, including those relating to restrictions on transfer;

     (iii) the Purchaser's purchase of the Certificates would not cause it to fail to comply fully with all applicable requirements of each regulatory body having supervisory or other authority over its operations or over its purchase of the Certificates. In reaching its decision to purchase the Certificates, it has conducted, with its experts and counsel, an independent analysis of the economic and regulatory effects of the transaction on the Purchaser based on the Purchaser's circumstances and has concluded that the purchase of the Certificates is appropriate for the Purchaser's circumstances;

     (iv) the Purchaser has independently confirmed the federal, state and local tax consequences of owning the Certificates;

     (v) the Purchaser is acquiring the Certificates for its own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Certificates in violation of the provisions of the 1933 Act;

     (vi) the Purchaser agrees the Certificates must be held indefinitely by it (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available and such transaction is exempt from all applicable state securities or "blue sky" laws;

     (vii) the Purchaser agrees that in the event that at some future time it wishes to dispose of or exchange the Certificates (such disposition or exchange not being currently foreseen or contemplated), it will not transfer or exchange the Certificates unless:

                         (A) (1) a letter to substantially the same effect as
                this letter is executed and delivered by the purchaser before the transfer or exchange is consummated, and (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on the Purchaser's behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                         (B) the Certificates are sold in any other transaction
                that does not require registration under the 1933 Act and a satisfactory opinion of counsel is furnished to such effect;

     (viii) the Purchaser is not, and is not purchasing for, or on behalf of,
          (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or
          Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

     (ix) the Purchaser understands that the Certificates bear, and will continue to bear, a legend to substantially the following effect:

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED

ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE IS SUBJECT TO THE TERMS OF THE TRUST AGREEMENT AND TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN ARTICLE III OF THE TRUST AGREEMENT. THIS TRUST CERTIFICATE AND ANY RIGHTS REPRESENTED THEREBY MAY BE SUBJECT TO LIENS GRANTED BY A PRIOR HOLDER THEREOF.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE.

     "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which it has reasonable grounds to believe and does believe can make representations with respect to itself to substantially the same effect as the representations set forth herein.

     Terms not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

                           Very truly yours,

                           By: ________________________
                                    (Authorized Officer)

                                     ANNEX I

                               LIST OF ORIGINATORS

                                TMS Mortgage Inc.
                            The Money Store/D.C. Inc.
                         The Money Store/Minnesota Inc.
                        The Money Store Home Equity Corp.
                          The Money Store/Kentucky Inc.